Exhibit 4.1

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of April 2, 2026 is made and entered into by and among HMH Holding Inc., a Delaware corporation (the “Company”), and each of the Initial Holders (as hereinafter defined) listed on the signature pages hereto.

WHEREAS, in connection with, and in consideration of, the transactions contemplated by the Company’s Registration on Form S-1 (File No. 333-281497), the Holders have requested, and the Company has agreed to provide, registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement; and

WHEREAS, the Holders have received shares of Class B common stock, par value $0.01 per share, of the Company (“Company Class B Common Stock”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) would materially impede, delay or interfere with any significant financing, significant acquisition, significant corporate reorganization or other significant transaction then pending or proposed to be taken by the Company or any of its subsidiaries (or any negotiations, discussions or pending proposals with respect thereto), or would otherwise materially adversely affect the Company.

“Affiliate” of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person; provided, however, that in no event shall the Company or any of its subsidiaries be deemed an Affiliate of any Holder. The term “control” (including the terms “controlling,” “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning given in the Preamble.

“Akastor” shall mean Akastor ASA and its wholly owned subsidiaries, Akastor AS, Mercury HoldCo AS and Mercury HoldCo Inc.

“Applicable Minimum Amount” shall have the meaning given in subsection 2.1.1.

“Baker Hughes” shall mean Baker Hughes Company and its wholly owned subsidiary, Baker Hughes Holdings LLC.

“Beneficially Own”, “Beneficial Owner” and “Beneficial Ownership” have the meaning assigned to such terms in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Common Stock” shall mean the Company Class A Common Stock and the Company Class B Common Stock.

“Company” shall have the meaning given in the Preamble.

“Company Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Company.

“Company Class B Common Stock” shall have the meaning given in the Recitals.

“Confidential Information” shall mean all information (irrespective of the form of communication) received by or on behalf of a Holder or its Representatives from the Company, its Affiliates or their respective Representatives, through the Beneficial Ownership of Equity Securities or through the rights granted pursuant hereto, other than information which (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by such Holder, its Affiliates or their respective Representatives, (ii) was or becomes available to such Holder, its Affiliates or their respective Representatives on a non-confidential basis from a source other than the Company, its Affiliates or their respective Representatives, or any other Holder or its Representatives, as the case may be, provided, that the source thereof is not known by such Holder or such of its Affiliates or their respective Representatives to be bound by an obligation of confidentiality to the Company or any of its Affiliates, or (iii) is independently developed by such Holder, its Affiliates or their respective Representatives without the use of or reference to any information that would otherwise be Confidential Information hereunder.

“Demand Notice” shall have the meaning given in subsection 2.1.1.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demand Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Demanding Holder” shall have the meaning given in subsection 2.1.1.

“EDGAR” shall mean the SEC’s Electronic Data Gathering, Analysis and Retrieval system.

“Effective Date” shall mean the time and date that a Registration Statement is first declared effective by the SEC or otherwise becomes effective.

“Equity Securities” shall mean (i) all shares of capital stock of the Company, (ii) all securities convertible into or exchangeable for shares of capital stock of the Company, and (iii) all options, warrants or other rights to purchase or otherwise acquire from the Company shares of such capital stock, or securities convertible into or exchangeable for shares of such capital stock.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1” shall mean a Registration Statement on Form S-1 or any comparable successor form or forms thereto.

“Form S-3” shall mean a Registration Statement on Form S-3 or any comparable successor form or forms thereto.

“Governmental Authority” shall mean any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Holder” or “Holders” shall mean (i) each Initial Holder; and (ii) any Person to whom rights under this Agreement are assigned in accordance with Section 6.4, unless and until such subsequent Holder ceases to hold any Registrable Securities.

“Initial Holders” shall mean (i) Akastor, unless and until Akastor ceases to hold any Registrable Securities, and (ii) Baker Hughes, unless and until Baker Hughes ceases to hold any Registrable Securities.

“Law” shall mean any statute, law, ordinance, rule, treaty, code, directive, regulation, governmental approval (whether granted or required) or order, in each case, of any Governmental Authority.

“Lock-Up Period” shall mean the period beginning on the date each “lock-up” letter agreement is entered into by the Persons listed on Schedule 3 to the underwriting agreement entered into by the Company in connection with the initial underwritten public offering of shares of Company Class A Common Stock and ending at the close of business 180 days after the date of the final prospectus relating to the public offering.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (and in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading.

“New Registration Statement” shall have the meaning given in subsection 2.3.4.

“Permitted Distribution in Kind” shall mean a distribution by a Holder of Common Stock held by such Holder or its Permitted Transferees to the direct or indirect holders of capital stock of such Holder.

“Permitted Transferees” shall mean a Person to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities under any applicable agreement between such Holder and the Company.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Authority or any other entity.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (i) the shares of Company Class A Common Stock issued or issuable upon the conversion or exchange of any Company Class B Common Stock held by the Holders as of the date hereof and (ii) any other Equity Security of the Company or equity interests in any successor of the Company issued or issuable in respect of such shares by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of the Company; provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company to the transferee; (C) such securities shall have ceased to be outstanding; (D) such securities shall have been sold without registration pursuant to Section 4(a)(1) of the Securities Act or Rule 144 (or any successor rule promulgated thereafter by the SEC); or (E) such securities shall have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction. For purposes of this Agreement, a Person shall be deemed to be a holder of shares of Company Class A Common Stock and such shares shall be deemed to be in existence whenever such Person has the right to acquire such shares (upon conversion, exchange for shares of Company Class B Common Stock or otherwise), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of shares of Company Class A Common Stock.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses incident to a Registration (including any Underwritten Offering), including the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any listing fees of any securities exchange on which any shares of Company Class A Common Stock are then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriter(s) in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) fees and disbursements of counsel for the Company;

(E) fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration or Underwritten Offering;

(F) the Company’s expenses with respect to any roadshow related to the Registration or Underwritten Offering;

(G) fees and expenses of the Company’s transfer agent; and

(H) reasonable fees and expenses of one legal counsel selected by the majority in interest of the Demanding Holders or the majority in interest of the Takedown Requesting Holders, as applicable.

Notwithstanding the foregoing, under no circumstances shall the Company be obligated to pay any fees, discounts and/or commissions to any Underwriter or broker with respect to the Registrable Securities.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Representatives” shall mean, with respect to any Person, its Affiliates or its or their respective directors, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors).

“Resale Shelf Registration Statement” shall have the meaning given in subsection 2.3.1.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the SEC).

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“SEC” shall mean the Securities and Exchange Commission.

“SEC Guidance” shall have the meaning given in subsection 2.3.4.

“Takedown Requesting Holder” shall have the meaning given in subsection 2.3.5.

“Trading Market” shall mean the principal national securities exchange on which Company Class A Common Stock is listed.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public, including for the avoidance of doubt an Underwritten Shelf Takedown.

“Underwritten Shelf Takedown” shall have the meaning given in subsection 2.3.5.

“VWAP” shall mean as of a specified date and in respect of Registrable Securities, the volume weighted average price for such security on the Trading Market for the five trading days immediately preceding, but excluding, such date.

ARTICLE II

REGISTRATION

Section 2.1 Demand Registration.

2.1.1 Request for Registration. Subject to the provisions of subsection 2.1.4 and Section 2.4, at any time and from time to time following the date hereof (but subject to the Lock-up Period or any other applicable lock-up restrictions set forth in the governing documents of the Company, as applicable), any of the Initial Holders (in such capacity, a “Demanding Holder”), may make a written demand (a “Demand Notice”) for Registration of all or part of their Registrable Securities on Form S-3 (or, if Form S-3 is not available to be used by the Company at such time, on Form S-1 or another appropriate form permitting Registration of such Registrable Securities for resale by such Demanding Holders), which Demand Notice shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (a “Demand Registration”). The Company shall, no later than five days following the Company’s receipt of the Demand Notice, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Demand Requesting Holder”) shall so notify the

Company, in writing, within five Business Days (or, if the Registration Statement will be a shelf registration statement, within three Business Days) after the receipt by the Holder of the notice from the Company. The Company shall, subject to Section 2.1, file a Registration Statement in accordance with the terms and conditions of the Demand Notice as soon as reasonably practicable, but no more than 45 days immediately after the Company’s receipt of the Demand Notice, which Registration Statement shall cover all of the Registrable Securities requested to be included in the Demand Registration by the Demand Requesting Holders. The Company shall use commercially reasonable efforts to cause such Registration Statement to become and remain effective as soon as reasonably practicable after the filing thereof under the Securities Act until the earlier of (A) 180 days (or three years if a shelf registration statement is requested) after the Effective Date of such Registration Statement and (B) the date on which all Registrable Securities covered by such Registration Statement have been sold or otherwise disposed of or such shares are no longer Registrable Securities; provided, however, that such period shall be extended for a period of time equal to the period the Holders refrain from selling any securities included in such Registration Statement at the request of an underwriter of the Company or the Company pursuant to subsection 2.1.4 of this Agreement. Notwithstanding anything to the contrary herein, in no event shall the Company be required to effectuate a Demand Registration unless the Registrable Securities of the Demand Requesting Holders and their respective Affiliates to be included in such Demand Registration have an aggregate value, based on the VWAP as of the date of the applicable Demand Notice, of at least (i) $50,000,000 if the applicable Resale Shelf Registration will be on Form S-1 and (ii) $25,000,000 if the applicable Resale Shelf Registration will be on Form S-3 (each such amount, an “Applicable Minimum Amount”). Notwithstanding the foregoing, if a Resale Shelf Registration Statement represents all of the remaining Registrable Securities held by the applicable Demanding Holder, the Applicable Minimum Amount shall be (i) $25,000,000 if such Resale Shelf Registration Statement will be on Form S-1 and (ii) $10,000,000 if such Resale Shelf Registration Statement will be on Form S-3. Under no circumstances shall the Company be obligated to effect more than an aggregate of (i) three Registrations per calendar year pursuant to a Demand Registration under this subsection 2.1.1 initiated by Akastor and (ii) three Registrations per calendar year pursuant to a Demand Registration under this subsection 2.1.1 initiated by Baker Hughes. The Company’s obligations to include the Registrable Securities held by a Holder in a Demand Registration are contingent upon such Holder furnishing in writing to the Company such information regarding the Holder, the securities of the Company held by the Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and the Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. If any Demanding Holder or Demand Requesting Holder so elects, a Demand Registration may involve a Permitted Distribution in Kind, and the Company will reasonably assist with such distribution in the manner reasonably requested by such Demanding Holder or Demand Requesting Holder and in compliance with the Securities Act and the Exchange Act, as applicable.

2.1.2 Effective Registration. Notwithstanding the provisions of subsection 2.1.1 or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the SEC with respect to a Registration pursuant to a Demand Registration has been declared effective by the SEC, and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the SEC, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective for purposes of counting Registrations under subsection 2.1.1 unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) the Demanding Holder initiating such Demand Registration thereafter affirmatively elects to continue with such Registration and so notifies the Company in writing within five days of written notice of such removal, rescission or termination; provided, further, however, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or has been terminated.

2.1.3 Underwritten Offering. Subject to the provisions of subsection 2.1.4 and Section 2.4, if the Demanding Holder advises the Company as part of its Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or any Demand Requesting Holder(s) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected by the Demand Requesting Holder(s) for such Underwritten Offering, subject to the Company’s prior approval which shall not be unreasonably withheld, conditioned or delayed, and all such Holders agree to complete and execute all questionnaires, powers of attorney, indemnities and other documents customarily and reasonably required under the terms of such underwriting arrangements. The Company agrees to, in connection with any such Underwritten Offering, execute all documents customarily and reasonably required under the terms of such underwriting arrangements.

2.1.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holder and any other Demand Requesting Holders in writing that the dollar amount or number of Registrable Securities that the Demanding Holder and the Demand Requesting Holders (if any) desire to sell, taken together with all other shares of Company Class A Common Stock or other Equity Securities that the Company desires to sell and the shares of Company Class A Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggyback registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of Equity Securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holder and the Demand Requesting Holders (if any) (on a pro rata basis based on the respective number of Registrable Securities then owned by such Demanding Holder and each Demand Requesting Holder (if any) in relation to the aggregate number of Registrable Securities owned by such Demanding Holder and each Demand Requesting Holder (if any)), which can be sold without exceeding the Maximum

Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Company Class A Common Stock or other Equity Securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Company Class A Common Stock of other Persons that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5 Demand Registration Withdrawal. A Holder may withdraw all or any portion of its Registrable Securities included in a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement upon providing written notification to the Company and the Underwriter(s) (if any) of such Holder’s intention to withdraw from such Registration at least two Business Days prior to the effectiveness of the Registration Statement filed with the SEC with respect to the Registration of their Registrable Securities pursuant to such Demand Registration (or, in the case of an Underwritten Registration pursuant to Rule 415 under the Securities Act, at least two Business Days prior to the time of pricing of the applicable offering). Upon receipt of a notice from the Demanding Holder that the Demanding Holder is withdrawing an amount of its Registrable Securities from the Demand Registration such that the remaining amount of Registrable Securities of the Demanding Holder is likely to result in gross sale proceeds below the Applicable Minimum Amount, the Company may cease all efforts to secure effectiveness of the applicable Registration Statement. Such registration nonetheless shall be deemed a Demand Registration with respect to the Demanding Holder for the purposes of subsection 2.1.1 unless the Demanding Holder shall have paid or reimbursed the Company for its pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the withdrawn registration of such Registrable Securities (based on the number of securities the Demanding Holder sought to register, as compared to the total number of securities included in such Demand Registration). Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Registration pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.

Section 2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If the Company proposes to file a registration statement under the Securities Act or to conduct a public offering with respect to an offering of Equity Securities for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company, including pursuant to Section 2.1), other than a registration statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into shares of capital stock of the Company, (iv) for a dividend reinvestment plan, or (v) on Form S-4 (or any successor form thereto) in connection with a business combination, then the Company shall give written notice of such proposed registration to all of the Holders of Registrable Securities as soon as reasonably practicable but no later than ten Business Days (or, if such Registration shall be on a shelf registration statement, no later than five Business Days) prior to the anticipated filing date of such registration statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter(s), if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five Business Days after receipt of such written notice, or if such Registration shall be on a shelf registration statement, within three Business Day (such Registration, a “Piggyback Registration”). The Company shall use commercially reasonable efforts to include such Registrable Securities for Registration in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter(s) of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Company Class A Common Stock or other Equity Securities that the Company desires to sell, taken together with (x) the shares of Company Class A Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, (y) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (z) the shares of Company Class A Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggyback registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(i)

If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the shares of Company Class A Common Stock or other Equity Securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, pro rata, based on the respective number of Registrable Securities that each Holder has so requested be included in such Piggyback Registration and the aggregate number of Registrable Securities that Holders have requested be included in such Piggyback Registration, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Company Class A Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

(ii)

If the Registration is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the shares of Company Class A Common Stock of such requesting Persons, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Piggyback Registration and the aggregate number of Registrable Securities that the Holders have requested be included in such Piggyback Registration, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Company Class A Common Stock or other Equity Securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Company Class A Common Stock for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration at least two Business Days prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Piggyback Registration, provided that such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the Piggyback Registration as to which such withdrawal was made. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the SEC in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof, and there shall be no limit on the number of Piggyback Registrations.

Section 2.3 Resale Shelf Registration Rights

2.3.1 Registration Statement Covering Resale of Registrable Securities. The Company shall prepare and file or cause to be prepared and filed with the SEC, no later than 180 days following the date hereof, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act or any successor thereto registering the resale from time to time by Holders of all of the Registrable Securities held by the Holders (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-3 (or, if Form S-3 is not available to be used by the Company at such time, on Form S-1 or another appropriate form permitting Registration of such Registrable Securities for resale). If the Resale Shelf Registration Statement is initially filed on Form S-1 and thereafter the Company becomes eligible to use Form S-3 for secondary sales, the Company shall, as promptly as reasonably practicable, cause such Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is on Form S-3. The Company shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing but no later than the 225th day (or 255th day if the SEC notifies the Company that it will “review” the Resale Shelf Registration Statement) following the date hereof; provided, however, that the Company’s obligations to include the Registrable Securities held by a Holder in the Resale Shelf Registration Statement are contingent upon such Holder furnishing in writing to the Company such information regarding the Holder, the securities of the Company held by the Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and the Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. Once effective, the Company shall use commercially reasonable efforts to keep the Resale Shelf Registration Statement and Prospectus included therein continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times until the earliest of (i) the date on which all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement and (ii) the date on which all Registrable Securities and other securities covered by such Registration Statement have ceased to be Registrable Securities. The Registration Statement filed with the SEC pursuant to this subsection 2.3.1 shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) at any time beginning on the Effective Date for such Registration Statement, and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, Holders, including through a Permitted Distribution in Kind.

2.3.2 Notification and Distribution of Materials. The Company shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement as soon as reasonably practicable, and in any event within five Business Days after the Resale Shelf

Registration Statement becomes effective, and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary Prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement (to the extent that any of such documents is not available on EDGAR).

2.3.3 Amendments and Supplements. Subject to the provisions of subsection 2.3.1, the Company shall use commercially reasonable efforts to, as promptly as reasonably possible, prepare and file with the SEC from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities. If any Resale Shelf Registration Statement filed pursuant to subsection 2.3.1 is filed on Form S-3 and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall promptly notify the Holders of such ineligibility and use its best efforts to file a shelf registration on an appropriate form as promptly as reasonably practicable to replace the shelf registration statement on Form S-3 and have such replacement Resale Shelf Registration Statement declared effective as promptly as reasonably practicable and to cause such replacement Resale Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, that another Resale Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities; provided, however, that at any time the Company once again becomes eligible to use Form S-3, the Company shall cause such replacement Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is once again on Form S-3.

2.3.4 SEC Cutback. Notwithstanding the registration obligations set forth in this Section 2.3, in the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its reasonable best efforts to file amendments to the Resale Shelf Registration Statement as required by the SEC and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”) on Form S-3, or if Form S-3 is not then available to the Company for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall use commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff (the “SEC Guidance”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to further limit its Registrable Securities to be included on the

Registration Statement, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the SEC that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its reasonable best efforts to file with the SEC, as promptly as allowed by SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.3.5 Underwritten Shelf Takedown. At any time and from time to time after a Resale Shelf Registration Statement on Form S-3 has been declared effective by the SEC, any of the Demanding Holders may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to such Resale Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided, however, that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $25,000,000. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Reasonably promptly upon receiving such notice (but no later than 10 days after receipt of such notice), the Company shall notify all of the other Holders of Registrable Securities regarding the potential Underwritten Shelf Takedown. The Company shall include in any Underwritten Shelf Takedown the securities requested to be included by any such other Holder (each a “Takedown Requesting Holder”) within five days of receipt of notice of such Underwritten Shelf Takedown pursuant to written contractual piggyback registration rights of such Holder (including those set forth herein). All Holders proposing to distribute their Registrable Securities through an Underwritten Shelf Takedown under this subsection 2.3.5 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected by such Holders for such Underwritten Offering, subject to the Company’s prior approval which shall not be unreasonably withheld, conditioned or delayed.

2.3.6 Reduction of Underwritten Shelf Takedown. If the managing Underwriter(s) in an Underwritten Shelf Takedown, in good faith, advise the Company and the Takedown Requesting Holders in writing that the dollar amount or number of Registrable Securities that the Takedown Requesting Holders desire to sell, taken together with all other shares of Company Class A Common Stock or other Equity Securities that the Company desires to sell, exceeds the Maximum Number of Securities, then the Company shall include in such Underwritten Shelf Takedown, as follows: (i) first, the Registrable Securities of the Takedown Requesting Holders, on a pro rata basis based on the respective number of Registrable Securities then owned by a Takedown Requesting Holder in relation to the aggregate number of Registrable Securities owned by all of the Takedown Requesting Holders, which can be sold without exceeding the Maximum Number of Securities; and (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Company Class A Common Stock or other Equity Securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities.

2.3.7 Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1. Under no circumstances shall the Company be obligated to effect more than an aggregate of four Underwritten Shelf Takedowns in any 12 month period.

2.3.8 Block Trades. If a Demanding Holder wishes to consummate an overnight block trade (on either an SEC registered or non-registered basis), then notwithstanding the time periods and piggyback rights otherwise provided herein, such Demanding Holder shall, if it would like the assistance of the Company, give the Company reasonably sufficient advance notice in order to prepare the appropriate documentation for such transaction. Such Demanding Holder, if requesting an SEC registered underwritten block trade, shall give the Company written notice of the transaction and the anticipated launch date of the transaction at least two Business Days prior to the anticipated launch date of the transaction. The Company shall be required to only notify the other Demanding Holders of the transaction and none of the other Holders, and such other Demanding Holders shall have one Business Day prior to the launch of the transaction to determine if they wish to participate in the block trade. The Company shall include in the block trade only shares held by the Demanding Holders. Any Registration effected pursuant to this subsection 2.3.8. shall not be counted as Demand Registrations effected pursuant to Section 2.1 or an Underwritten Shelf Takedown pursuant to subsection 2.3.7.

Section 2.4 Restrictions on Registration Rights. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to (but may, at its sole option) file a Registration Statement pursuant to a Demand Registration request made under Section 2.1 within 90 days after any other Demand Registration or effect an Underwritten Shelf Takedown within 90 days after any other Underwritten Shelf Takedown (it being understood and agreed that if the Underwritten Shelf Takedown is affected as a block trade, no such limitation shall apply), provided that the Company has delivered written notice of such other Demand Registration or Underwritten Shelf Takedown to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 or a request for an Underwritten Shelf Takedown and that the Company continues to actively employ, in good faith, commercially reasonable efforts to cause the applicable Registration Statement for such other Demand Registration to become effective or such other Underwritten Shelf Takedown to be consummated.

ARTICLE III

COMPANY PROCEDURES

Section 3.1 General Procedures. If at any time on or after the date hereof the Company is required to effect the Registration of Registrable Securities, whether pursuant to the filing of a new Registration Statement, effecting an Underwritten Shelf Takedown, or effecting an underwritten block trade, the Company shall use commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall use commercially reasonable efforts to:

3.1.1 prepare and file with the SEC as soon as reasonably practicable a Registration Statement with respect to such Registrable Securities and cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holders with Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriter(s), if any, and the Holders of Registrable Securities included in such Registration that are Demanding Holders, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriter(s) and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement or the Underwriter(s) (if any) (in light of their intended plan of distribution) may reasonably request and (ii) take such action reasonably necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that are reasonably necessary to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent and registrar for all such Registrable Securities no later than the Effective Date of such Registration Statement;

3.1.7 notify each Holder of Registrable Securities selling such Registrable Securities pursuant to Registration under this Agreement, as promptly as reasonably practicable after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 notify each Holder of Registrable Securities covered by such Registration Statement, as promptly as reasonably practicable after the Company receives notice thereof, of the time when such registration statement has been declared effective (which may be satisfied by the issuance of a press release by the Company);

3.1.9 notify the Holders, at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 permit Representatives of the Holders and the Underwriter(s), if any, to participate, at each such Person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Representative in connection with the Registration; provided, however, that the participating Holder(s) shall inform their Representatives and the Underwriter(s) of the confidential nature of the process and such Representatives and Underwriter(s) agree to keep confidential any Confidential Information so received;

3.1.11 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter(s) may reasonably request, and reasonably satisfactory to such managing Underwriter(s);

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Underwriter(s), if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Underwriter(s) may reasonably request and as are customarily included in such opinions and negative assurance letters; provided, however, that counsel for the Company shall not be required to provide any opinions with respect to any Holder;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter(s) of such offering;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the Effective Date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the SEC);

3.1.15 in connection with an Underwritten Offering, cause its senior management, officers, employees and independent public accountants (in the case of the independent public accountants, subject to any applicable accounting guidance regarding their participation in the offering or the due diligence process) to participate in, make themselves available, supply such information as may reasonably be requested and to otherwise facilitate and cooperate with the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (including participating in meetings, drafting sessions, due diligence sessions and rating agency presentations) taking into account the Company’s reasonable business needs;

3.1.16 if a Registration relates to an Underwritten Offering with gross proceeds in excess of $25,000,000, use its reasonable efforts to make available, upon reasonable notice, senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter(s); and

3.1.17 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

Section 3.2 Registration Expenses. All Registration Expenses shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to a Registration Statement. It is acknowledged by the Holders that the Holders shall pay the Underwriters’ commissions and discounts in respect of their respective Registrable Securities and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

Section 3.3 Requirements for Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering for Equity Securities of the Company unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

Section 3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company pursuant to subsection 3.1.9, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed or has received copies of a supplemented or amended Prospectus correcting the Misstatement, provided that the Company shall prepare and file any required supplement or amendment correcting any Misstatement reasonably promptly after the time of such notice and, if necessary, to request the immediate effectiveness thereof. If the filing, initial effectiveness or continued use of a Registration Statement or Prospectus included in any Registration Statement at any time (i) would require the Company to make an Adverse Disclosure or (ii) would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company shall have the right to defer the filing, initial effectiveness or continued use of any Registration Statement pursuant to clauses (i) or (ii) for a period of not more than 60 consecutive days and the Company shall not defer any such filing, initial effectiveness or use of a Registration Statement pursuant to this Section 3.4 for more than three times or for more than a total of 120 days (in each case counting deferrals initiated pursuant to clauses (i) or (ii) in the aggregate) in any 12 month period.

Section 3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, to the extent it shall be required to do so under the Exchange Act, shall file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and shall promptly furnish the Holders with true and complete copies of all such filings (unless such filings are otherwise available on EDGAR). The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Company Class A Common Stock held by such Holder without registration under the Securities Act within the limitations of the exemption provided by Rule 144, including providing any legal opinions. Upon the request of any Holder in connection with such Holder’s sale pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 3.6 Limitations on Registration Rights. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement, and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

Section 4.1 Indemnification

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and agents and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement under which any Registrable Securities were registered, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriter(s), their officers and directors and each Person who controls (within the meaning of the Securities Act) such Underwriter(s) to the same extent as provided in the foregoing with respect to the indemnification of the Holder, except insofar as any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact is caused by or contained in any information furnished in writing to the Company by such Underwriter(s) for use within any such Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each Person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the aggregate liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. This indemnity shall be in addition to any liability such Holder may otherwise have. The Holders of Registrable Securities shall indemnify the Underwriter(s), their officers, directors and each Person who controls (within the meaning of the Securities Act) such Underwriter(s) to the same extent as provided in the foregoing with respect to indemnification of the Company, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder to the Underwriter(s) expressly for use within any such Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto.

4.1.3 Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution (pursuant to subsection 4.1.5) to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is held by a court of competent jurisdiction to be unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by a court of law by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

TERMINATION

Section 5.1 Termination. This Agreement shall terminate with respect to a Holder upon the date on which neither such Holder nor any of its permitted assignees hold any Registrable Securities; provided, however, that Article IV shall survive any such termination with respect to any Holder.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given upon the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 6.1 prior to 5:00 p.m. Eastern Time on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 6.1 (A) later than 5:00 p.m.

Eastern Time on any date and earlier than 11:59 p.m. Eastern Time on such date or (B) on a date that is not a Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications shall be as follows:

If to the Company, to it at:

HMH Holding Inc.

3300 North Sam Houston Pkwy East

Houston, TX 77032

Attention: Dwight Rettig

E-mail: [***]

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

910 Louisiana Street

Houston, TX 77002

Attention: James Marshall

E-mail: [***]

If to a Holder, to the address or email address set forth for Holder on the signature page hereof.

Section 6.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 6.4 Assignment; No Third-Party Beneficiary.

6.4.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part without the prior written consent of the Holders.

6.4.2 No Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, without the prior written consent of the Company, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee (subject to subsection 6.4.4).

6.4.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees (subject to subsection 6.4.4).

6.4.4 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 6.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 6.4 shall be null and void.

Section 6.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and its respective successors and permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any conflicts of law principles thereof that would result in the application of any law other than the law of the State of Delaware. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom. The parties hereto hereby (i) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (ii) agree not to commence any action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action arising out of or relating to this Agreement or the transactions contemplated hereby, any objection to the laying of venue of any such action brought in such courts and irrevocably waives any claim that any such action brought in any such court has been brought in an inconvenient forum.

Section 6.7 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 6.7.

Section 6.8 Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Unless the context of this Agreement clearly requires otherwise, use of the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” Any reference to a law shall include any rules and regulations promulgated thereunder, and shall mean such law as from time to time amended, modified or supplemented. References herein to any contract (including this Agreement) mean such contract as amended, supplemented or modified from time to time in accordance with the terms thereof.

Section 6.9 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 6.10 Specific Performance. The parties hereto agree that monetary damages may not provide adequate compensation for any losses that could occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 6.11 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

Section 6.12 Amendment. This Agreement may not be amended except by an instrument in writing signed by (i) the Company, (ii) each Initial Holder so long as such Initial Holder and its Permitted Transferee(s) hold at least 1,628,875 shares of Registrable Securities and (iii) the Holders that hold a majority of the Registrable Securities as of the date of such waiver or amendment; provided, that any waiver or amendment that would have a disproportionate adverse effect on a Holder relative to the other Holders shall require the consent of such Holder.

Section 6.13 Waiver. At any time, the Company may (i) extend the time for the performance of any obligation or other act of any Holder, (ii) waive any inaccuracy in the representations and warranties of any Holder contained herein or in any document delivered by such Holder pursuant hereto, and (iii) waive compliance with any agreement of such Holder or any condition to its own obligations contained herein. At any time, any Holder may, in respect of itself and not other Holders, (i) extend the time for the performance of any obligation or other act of the Company, (ii) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto, and (iii) waive compliance with any agreement of the Company or any condition to their own obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Section 6.14 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(Signature Pages Follow)

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

COMPANY:
HMH HOLDING INC.

By	/s/ Eirik Bergsvik
Name: Eirik Bergsvik
Title: Chief Executive Officer

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:
AKASTOR AS

By	/s/ Øyvind Paaske
Name: Øyvind Paaske
Title: Chair Address: PO Box 124 1325 Lysaker Norway Attention: Eirik Thomassen Email: [***]

HOLDER:
MERCURY HOLDCO AS

By	/s/ Øyvind Paaske
Name: Øyvind Paaske
Title: Chair Address: PO Box 124 1325 Lysaker Norway Attention: Eirik Thomassen Email: [***]

HOLDER:
MERCURY HOLDCO INC.

By	/s/ Askel Matre
Name: Askel Matre
Title: Director Address: 3300 North Sam Houston Parkway East Houston, TX 77032 Attention: Eirik Thomassen Email: [***]

with a copy to (which copy shall not constitute notice):

Cravath, Swaine & Moore LLP

Two Manhattan West

375 Ninth Avenue, New York, NY 10001

Attn: Nicholas Dorsey and Douglas Dolan

Email: [***] and [***]

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:
BAKER HUGHES HOLDINGS LLC

By	/s/ Daniel Horton
Name: Daniel Horton
Title: Deputy Treasurer Address: 245 Hammersmith Road London W6 8PW United Kingdom Attention: John L. Keffer Email: [***]

with a copy to (which copy shall not constitute notice): King & Spalding LLP 1180 Peachtree Street, NE Atlanta, GA 30309 Attn: Erik Belenky and Elizabeth Morgan Email: [***] and [***]

Signature Page to Registration Rights Agreement